Exhibit 99.1

July 2021 Analyst Meeting Seaport Global Acquisition Corp. © 2021 Redbox Automated Retail, LLC. Proprietary and Confidential

– 2 – Important Information About the Business Combination and Where to Find It In connection with the proposed business combination, Seaport Global Acquisition has filed a preliminary proxy statement and int ends to file a definitive proxy statement with the Securities and Exchange Commission (“SEC”). The preliminary and definitive pr oxy statements and other relevant documents will be sent or given to the stockholders of Seaport Global Acquisition as of the rec ord date established for voting on the proposed business combination and will contain important information about the proposed bu si ness combination and related matters. Stockholders of Seaport Global Acquisition and other interested persons are advised to read, th e preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection w ith Seaport Global Acquisition’s solicitation of proxies for the meeting of stockholders to be held to approve, among other thing s, the proposed business combination because the proxy statement will contain important information about Seaport Global Acquisi tio n, Redbox and the proposed business combination. When available, the definitive proxy statement will be mailed to Seaport Global Ac quisition’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders wil l also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by d ire cting a request to: Seaport Global Acquisition Corp., 360 Madison Avenue, 20th Floor, New York, NY 10017, Attention: Secretar y, telephone: (212) 616 - 7700. The information contained on, or that may be accessed through, the websites referenced in this commun ication is not incorporated by reference into, and is not a part of, this communication. Participants in the Solicitation Seaport Global Acquisition, Redbox and their respective directors and executive officers may be deemed participants in the so lic itation of proxies from Seaport Global Acquisition’s stockholders in connection with the business combination. Seaport Global Acquisition’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the d ire ctors and officers of Seaport Global Acquisition in Seaport Global Acquisition’s final prospectus filed with the SEC on Decem ber 1, 2020 in connection with Seaport Global Acquisition’s initial public offering. Information regarding the persons who may, under SEC ru les, be deemed participants in the solicitation of proxies to Seaport Global Acquisition’s stockholders in connection with th e p roposed business combination is set forth in the proxy statement for the proposed business combination. Additional information regard ing the interests of participants in the solicitation of proxies in connection with the proposed business combination is included i n the proxy statement that Seaport Global Acquisition has filed with the SEC. No Offer or Solicitation This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall th ere be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the reg ist ration or qualification under the securities laws of any such jurisdiction. Confidentiality Notice and Undertaking As used herein: "Evaluation Material" refers to this presentation and any other information regarding Seaport Global Acquisit ion or Redbox furnished or communicated to the recipient by or on behalf of Seaport Global Acquisition or Redbox, other than info rm ation that is already public. The recipient acknowledges that Seaport Global Acquisition and Redbox consider the Evaluation Material t o include confidential, sensitive and proprietary information and agrees that it shall keep the Evaluation Material confident ial ; provided however that ( i ) it may make any disclosure of such information to which Seaport Global Acquisition or Redbox gives its prior written consen t a nd (ii) any of such information may be disclosed to it, its affiliates and their respective partners, directors, officers, employees, agents, advisors and other representatives (collectively, "Representatives") (it being understood that such Repres ent atives shall be informed by it of the confidential nature of such information and shall be directed by the recipient to treat su ch information in accordance with the terms of this notice and undertaking). The recipient agrees to be responsible for any breach of this n oti ce and undertaking that results from the actions or omissions of its Representatives. The recipient shall be permitted to disclo se the Evaluation Material in the event that it is required by law or regulation or requested by any governmental agency or other re gul atory authority (including any self - regulatory organization) or in connection with any legal proceedings. The recipient agrees t hat it will notify Seaport Global Acquisition and Redbox as soon as practical in the event of any such disclosure (other than at the requ est of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process. The recipient ac kn owledges and agrees that Seaport Global Acquisition and Redbox and their respective affiliates shall not have any liability related to the un authorized misuse of this presentation or any related marketing materials by any recipient or any of its Representatives. Forward - Looking Statements This communication includes certain statements that are not historical facts but are forward - looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward - looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should, ” “ would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate fu ture events or trends or that are not statements of historical matters. All statements, other than statements of present or histor ica l fact included in this communication, regarding Seaport Global Acquisition’s proposed business combination with Redbox, Seap ort Global Acquisition’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financ ial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues an d losses, projected costs, prospects, plans and objectives of management are forward - looking statements. These statements are based on var ious assumptions, whether or not identified in this communication, and on the current expectations of the respective manageme nt of Seaport Global Acquisition and Redbox and are not predictions of actual performance. These forward - looking statements are provid ed for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a p rediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and wil l differ from assumptions. Many actual events and circumstances are beyond the control of Seaport Global Acquisition or Redbo x. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward - look ing statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and le gal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulator y a pprovals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined co mpa ny or the expected benefits of the business combination or that the approval of the stockholders of Seaport Global Acquisition or Redbo x i s not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the pro jected financial information with respect to Redbox; the amount of redemption requests made by Seaport Global Acquisition’s stockholders; the ove rall level of consumer demand for Redbox’s products; general economic conditions and other factors affecting consumer confide nce , preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial stren gth of Redbox’s customers; Redbox’s ability to implement its business and growth strategy; changes in governmental regulation, Re db ox’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Redbox’s business, as a result o f t he COVID - 19 pandemic and government actions and restrictive measures implemented in response, and as a result of the proposed transaction; Redbox’s ability to retain and expand customer relationships; competitive pressures from many sources, including th ose using other distribution channels, having more experience, larger or more appealing inventory, better financing, and bett er relationships with those in the physical and streaming movie and television industries; developments in the home video distri but ion market as newer technologies and distribution channels compete for market share, and Redbox experiences a secular decline in the physical rental market; the impact of decreased quantity and quality of movie content availability for physical and digital d ist ribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers’ tastes, increas ed focus on digital sales and rentals, and other general industry - related factors; the termination, non - renewal or renegotiation on material ly adverse terms of Redbox’s contracts or relationships with one or more of its significant retailers or studios; Redbox’s in abi lity to obtain licenses to digital movie or television content for home entertainment viewing; Redbox’s reliance upon a number of partners t o m ake its digital service available on their devices; unforeseen costs and potential liability in connection with content Redbo x a cquires, produces, licenses and/or distributes through its service; the impact of the COVID - 19 pandemic on Redbox’s business, results of operations and financial condition, its suppliers and customers and on the global economy; the impact that global climate cha nge trends may have on Redbox and its suppliers and customers; Redbox’s ability to protect patents, trademarks and other intellectual pr ope rty rights; any breaches of, or interruptions in, Seaport Global Acquisition’s information systems; fluctuations in the price , a vailability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect Seaport Global Acquisition’s or Redbox’s financial results is include d f rom time to time in Seaport Global Acquisition’s public reports filed with the SEC, including its Annual Report on Form 10 - K, Qu arterly Reports on Form 10 - Q, and Current Reports on Form 8 - K as well as the preliminary proxy statement that Seaport Global Acquisition has filed and the definitive proxy statements that Seaport Global Acquisition intends to file with the SEC in connection with S eaport Global Acquisition’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the p rop osed business combination. If any of these risks materialize or Seaport Global Acquisition’s or Redbox’s assumptions prove in cor rect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither Seaport Global Acquisition nor Redbox presently know, or that Seaport Global Acquisition and Redbox currently believe a re immaterial, that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Seaport Global Acquisition’s and Redbox’s expectations, plans or forecasts of future events a nd views as of the date of this communication. Seaport Global Acquisition and Redbox anticipate that subsequent events and developments w ill cause their assessments to change. However, while Seaport Global Acquisition and Redbox may elect to update these forward - looki ng statements at some point in the future, Seaport Global Acquisition and Redbox specifically disclaim any obligation to do so, exc ept as required by law. These forward - looking statements should not be relied upon as representing Seaport Global Acquisition’s or Redbox’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be p lac ed upon the forward - looking statements.

– 3 – Today’s Presenters Galen Smith Chief Executive Officer Jason Kwong Chief Strategy & Digital Officer Kavita Suthar Chief Financial Officer RedBox Stephen Smith Chairman Amroc Securities Libra Investments (acquired by U.S. Bancorp) Jay Burnham Director Cypress Management Rocker Management

– 4 – Transaction Overview ▪ Transaction implies a fully diluted pro forma enterprise value of $693 million (1) ▪ Implied valuation multiples: ▪ 3.6x 2022E Adjusted EBITDA of $193 million ▪ 31% Yield on 2022E Free Cash Flow VALUATION ▪ Redbox and Seaport Global Acquisition Corp. (Nasdaq: SGAM ), a publicly listed special purpose acquisition company, to combine ▪ Apollo Global Management, LLC, along with other existing shareholders, will retain their equity stake in Redbox upon completion of the transaction (~59% ownership) ▪ Expected to close in the third quarter of 2021, subject to the satisfaction of customary closing conditions TRANSACTION STRUCTURE ▪ $50 million PIPE commitment from investors led by Ophir Asset Management with support from strategic investors including Lionsgate and Legendary Entertainment ▪ Transaction expected to result in ~$209 million total cash at close (1) ▪ ~$100 million of cash proceeds will be used to pay down existing debt with remaining proceeds to fund digital expansion, content acquisition and marketing initiatives CAPITAL STRUCTURE (1) Assumes no redemptions by SGAM shareholders

– 5 – Favorable Industry Trends as core customer base adopts new digital platforms Large & Loyal Customer Base provides expansive marketing reach & impactful loyalty program (39MM members) Digital Strategy Addresses Customer Needs as they navigate fragmented OTT landscape Redbox is a Leading Provider of Quality Home Entertainment Built - In Distribution Platform for new content delivered through Redbox Entertainment Attractive Financial Profile with significant upside to valuation Proven & Diverse Management Team that is financially aligned with transformation Redbox Benefits From

The Croods A New Age
the little things
SAS: Red Notice
Greenland
Tom Hanks
News of the World
Promising Young Woman
Wonder Woman 1984
Trolls World Tour
redbox.
Monster Hunter
Barb & Star go to vista del mar
Nomadland
Shadow in the Cloud
The War with Grandpa
Tenet
Scoob!
The New Mutants

CONTENTS

- REDBOX OVERVIEW
- REDBOX CUSTOMERS & MARKETING POWER
- DIGITAL STRATEGY
- REDBOX ENTERTAINMENT
- REDBOX SERVICE BUSINESS
- FINANCIAL HIGHLIGHTS
- TRANSACTION OVERVIEW
- APPENDIX

– 7 – VISION MISSION Redbox provides quality home entertainment for everyone Redbox makes it ridiculously cheap and easy for consumers to get the home entertainment they want most

– 8 – Redbox is a Leader in the Entertainment Ecosystem A Market Leader in Home Entertainment Scaled Marketing & Loyalty Program Rapid Digital Transformation % Redbox is America’s destination for affordable new release movies ~40 K Kiosks 18 + Years in Entertainment 150+ Retail Partners >6 Bn Discs rented to date 40 MM Customers 39 MM Loyalty Members

– 9 – $2 Or Less Per Night 3X Cheaper than Digital Rental Options 90 % Americans within 5 - minute drive of a kiosk (1) NEW Releases Not Available on Netflix (2) Redbox provides the best deal in entertainment with the lowest priced new releases and convenience of ~40,000 kiosks with the ability to rent and return anywhere Strong Consumer Proposition Provides Exceptional Value (1) Based on Latitude / Longitude analysis of current kiosk placements and estimated population drive times (2) Movies released at Redbox are typically available 80 to 120 days prior to Netflix release, and most titles are released on other streaming services instead of Netflix

– 10 – P a g e Theatrical Release PVOD / Electronic Sell Through (EST) Physical Disc Rental & Purchase Transactional Video On Demand SVOD / Premium Channels Ad - Supported radical transformation from a legacy DVD rental business to a multi - faceted digital entertainment company Redbox is undergoing a that spans multiple entertainment windows and business models Transformation Provides More Choice Than Any Competitor…

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

Redbox Overview

Redbox Customers & Marketing Power

Digital Strategy

Redbox Entertainment

Redbox Service Business

Financial Highlights

Transaction Overview

Appendix

– 12 – Value Conscious • 71% of customers identify as “Deal Hunters” (1) • 58% of customers are heavily engaged in loyalty/rewards programs (1) • Users consume significantly more movies than Average US Broadband Household - 72% more movies in theatres (2) - 2x more movie rentals (2) • Users spend more on Cable TV than Average Entertainment Consumer (3) Movies Lovers 70% of customers are late adopters of new technology (1) Differentiated and Underserved Customer Base (1) Source: Redbox Customer Panel; 2019 Psychographic Profiling Survey (2) Source: Interpret's New Media Measure Syndicated Study Q3'18 (Age 13 - 65) (3) Source: MasterCard Data Warehouse; Apr’19 - Mar’20 Study

– 13 – Source: Nielsen Scarborough Research – USA+ 2018; P12M Redbox Customers (1) Nielsen asks Spanish/Hispanic Origin separate from Race 17% 28% 24% 22% 9% 18 – 24 25 – 34 35 – 44 45 – 59 60+ 68% BETWEEN 18 - 44 YRS 5% 30% 33% 19% 3% 10% LESS THAN HIGH SCHOOL HIGH SCHOOL SOME COLLEGE COLLEGE GRAD SOME POSTGRAD POSTGRAD 45% MEN 55% WOMEN 55% MARRIED 54% KIDS <18 YO IN HOUSE $65K MEDIAN INCOME AGE RACE / ETHNICITY LEVEL OF EDUCATION 80% 2% 11% 7% WHITE ASIAN AFRICAN AMERICAN OTHER 18% HISPANIC ORIGIN (1) Our 40MM Customer Base is Large, Diverse and Unique

– 14 – Redbox Customer vs. General Population Survey Customers Redbox Customers are unique to the General Population… … specifically in terms of household income 37% General Population (1) % of Customers with Avg. Household Income <$50K per year KIOSK (2) 44% 34% General Population (1) 22% KIOSK (2) % of Customers with Avg. Household Income >$100K per year Redbox Customers are Looking for More Value, Free Choices AD - SUPPORTED (2) 56% 13% AD - SUPPORTED (2) (1) Source: “Percentage distribution of household income in the U.S. in 2019” from Statista (2) Source : Survey of Redbox customers who transacted at kiosk in 2019, transacted TVOD from Mar 2020 - Mar 2021, streamed FLTV from Mar 2020 - Mar 2021, streamed AVOD from Mar 2020 - Mar 2021

Best Customers Over-Index Outside of Major Markets

On a per capita basis, our best customers are disproportionately located outside of the top 10 US markets


Top US Markets by Population
Markets that Over-Index on High Volume Redbox Customers
Portland, OR
Sacramento, CA
San Francisco, CA
Salt Lake City, UT
Las Vegas, NV
Los Angeles, CA
Phoenix, AZ
Tucson, AZ
Chicago, IL
New York, NY
Philadelphia, PA
Washington, DC
Knoxville, TN
Atlanta, GA
Little Rock, AR
Dallas, TX
San Antonio, TX
Houston, TX
Jacksonville, FL
Orlando, FL

- *Identified markets where our most engaged customers (>=20 rents in 2019; i.e. Superstars & Legends) over-index relative to the US population. Markets evaluated include those with a 1MM+ population.*

– 15 –

redbox.

Redbox Customer and Marketing Power

Redbox has an established entertainment brand with tremendous marketing reach and deep customer data



ESTABLISHED ENTERTAINMENT BRAND

39 million
LOYALTY MEMBERS

46 million+
EMAIL SUBSCRIBERS

DEEP CUSTOMER DATA

400 million
EST WEEKLY RETAIL IMPRESSIONS[(1)]

43 million+
APP DOWNLOADS

600 million+
MONTHLY MEDIA IMPRESSIONS[(2)]

6 million
SMS SUBSCRIBERS

7 million+
SOCIAL MEDIA REACH[(3)]

(1) Based on estimated foot traffic at our retail locations. Sources: Retailer Reported Traffic, Placer
(2) Based on estimates and partner analytics. Sources: Google, LiveIntent, Vistar, Magnite
(3) Total combined followers across Facebook, Instagram, and Twitter

– 16 –

– 17 – RENT OR BUY UNSCRIPTED RENT, BUY or FREE Hello John Smith >50% of Total Rents 39MM Total Members 13MM Active Members 85 % of Active Members are Marketable Redbox Perks Loyalty Program at the Center

– 18 – SVOD CHANNEL BUNDLES “WATCH FREE,” GET PERKS POINTS 39% Increase in FLTV Users during campaign (1) 51% Increase in FLTV Minutes Watched from contacted customers (1) (1) Based on campaigns conducted from Sep 2020 – Jun 2021 • Bundled offers give customers discounts on SVOD Subscriptions + New Release Movies • Perks Points have proven to be an effective incentive to drive ad - supported usage and watch time Redbox Perks and Promo Provides Unique Incentives

– 19 – REDBOX KIOSK NETWORK • ~40K kiosks in front of the high traffic storefronts • Kiosks generate 400MM+ estimated weekly retail impressions • Kiosk has numerous marketing placements, including video, that also market our digital products • Intend to add 4,000 digital headers in 2021 to enhance in - store marketing capabilities The Kiosk is a Valuable Marketing Asset

– 20 – Our customers love the Redbox kiosk experience… 91% 97% Source: Redbox customer satisfaction survey for transacting kiosk customers in 2019, transacting TVOD customers from Jan - Jun 20 21, FLTV streaming customers from Jan - Jun 2021, and AVOD streaming customers since launch from Nov 2020 - Jun 2021 (1) Average of FLTV and AVOD CSAT from Jan - June 2021 Redbox Customers Love Our Products Customer Satisfaction Score Repeat Usage Score … and are sharing positive feedback about our new digital products TVOD Ad - Supported 86% 90% Customer Satisfaction Score Repeat Usage Score 84% 89% Customer Satisfaction Score (1) Repeat Usage Score (1)

– 21 – App Reviews Among the Top Across Streaming Competitors 4.8 4.7 4.1 3.8 4.6 4.7 4.8 3.6 3.4 2.8 4.7 4.8 (1) Note: All ratings ranked out of 5 (1) iOS App Store review score as of 7/12/21

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

- Redbox Overview
- Redbox Customers & Marketing Power
- **Digital Strategy**
- Redbox Entertainment
- Redbox Service Business
- Financial Highlights
- Transaction Overview
- Appendix

– 23 – Free Live TV (FLTV) Ad - Supported Linear Channels Transactional PVOD/ VOD/ EST New R elease Rental and Purchase Free On Demand (AVOD) Ad - Supported Movies and TV Premium / SVOD Channels 3rd Party SVOD Channel Subscriptions A multi - product digital service that captures and retains cord - cutters leaving the traditional MVPD system, providing more consumer choice, greater relevancy, and higher engagement, differentiated by Redbox’s large, unique physical customer base and Redbox Perks Redbox Digital Vision

– 24 – Redbox’s Digital Strategy Solves Market Challenges High cost to building an entertainment brand and acquiring customers Growing consumer frustration and confusion as OTT choice expands Continued shift to digital by technology late adopters 1 2 3 Redbox value - conscious customers are not well served by competitors 4

– 25 – 25 SNL Kagan – November 2020 Total Addressable Digital Market $58 Billion By 2024 (1) Digital Market is Growing U.S. Digital Video Revenue – 2021 to 2024 $26 $28 $30 $31 $18 $19 $21 $22 $5 $5 $5 $5 $- $10 $20 $30 $40 $50 $60 $70 2021 2022 2023 2024 SVOD AVOD TVOD & EST ($ in billions) (1) Source: SNL Kagan, Nov 2020

– 26 – 26 Accelerated cord cutting combined with Pay Premium/ SVOD services going direct - to - consumer create a via multiple apps, making aggregated channels more desirable fragmented billing, content discovery, and consumption experience SNL Kagan – April 2020 Cord Cutting Creates an Opportunity 70.0% 64.1% 59.1% 54.8% 51.5% 48.6% 30.0% 35.9% 40.9% 45.2% 48.5% 51.4% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 2019 2020 2021 2022 2023 2024 MVPD + vMVPD Online Only + Over the Air Household Penetration for Pay TV vs Non - Pay TV

– 27 – The Gauge – Nielsen’s Total TV and Streaming Snapshot (1) Audience Still Shifting Habits from Traditional TV to Streaming (1) Source: Nielsen The Gauge 2021 64% of TV Watch Time driven by Traditional Broadcast and Cable viewing (1) 30% of Streaming Viewership with Non - Major Services (1) 26% 9% 39% 25% 8% Other Streaming 6% 6% 3% 2% 1% May 2021 Total Day Persons 2+ Broadcast Cable Other Streaming

– 28 – % of Respondents Who Have a TV Connected to the Internet (2) New Customers Still Adopting Connected TV’s and Devices (1) Source: Interpret “Streaming Devices: Platforms, Brands, and Consumers 2021” (2) Source: Morgan Stanley 2021 Advertising Outlook 50% of Streaming Device Buyers Are First Time Owners (1) >30% of Surveyed Users Did Not Have a Connected Device in 2020 (2) 38% 44% 48% 52% 55% 61% 69% 2014 2015 2016 2017 2018 2019 2020

– 29 – 73MM (1) SVOD subscribers added from non - major SVOD services between 2021 and 2024, accounting for 37% of total U.S. subscribers (1) Source : Parks and Associates,, 2020 Future SVOD Growth Driven by Non - Major SVOD Services Paid U.S. Subscribers at Period End (in millions) (1) 53 58 61 67 69 71 73 75 35 47 51 53 56 58 60 62 17 23 30 39 45 50 55 60 28 41 48 58 67 74 17 25 32 62 88 112 136 161 2017 2018 2019 2020E 2021E 2022E 2023E 2024E Netflix Prime Video Hulu Disney+ & ESPN+ Other OTT (Apple TV+, Peacock)

– 30 – Greater Digital Choice Creates Friction, Frustrates Consumers (1) Source: Beyond the Big Three,: The Streaming Wars Are Upon Us, TV Time & UTA, 2019 (2) Source: eMarketer, January 2021 67% Need to toggle between services 58% Account Set up and Management 45% Inability to easily find content 60% 60% Discounted membership to streaming services Option to bundle multiple streaming services under one account Drivers of Frustration (1) Drivers of Intent (2)

– 31 – Redbox Provides a Single App Experience Note: The display of these trademarks, service marks and trade names is for illustrative purposes only. Redbox does not currently have agreements in place with these companies but intends to pursue them (1) (1) (1) (1) (1) Coming 2021

– 32 – $22 $58 $72 $13 $14 $17 $0 $20 $40 $60 $80 $100 Physical Rents Only Physical Rents & PRM Physical Rents, PRM & On Demand *Based on 2019 data Redbox Kiosk Only vs Total Enterprise 4 - 5x more Redbox transactions from customers that transact with multiple lines of business Multi - Product Customers up to Higher ARPU 5x Multi - Product Customers see Reduction in >11pp Churn (1) Success through Multi - Product Adoption (1) Based on April 2019 to May 2020

– 33 – Redbox Digital Launch Timeline Dec 2017 Feb 2020 Dec 2020 Q2 2022 Transactional PVOD/ VOD/ EST Free Live TV Ad - Supported Linear Channels Free On Demand Ad - Supported Movies and TV Premium / SVOD Channels 3rd Party SVOD Channel Subscriptions

– 34 – Kiosk Only Kiosk Rents and On Demand Orders 2x more Redbox transactions from customers that use both kiosk and On Demand $0 $5 $10 $15 $20 $25 $30 $35 $40 2018 2019 2020 ($ in millions) 14 MM+ Lifetime Transactions 3 MM+ Total Customers 129 % CAGR ~$3 CPA (1) 2x Enterprise Transactions Already Seeing Rapid TVOD Adoption TVOD Annual Revenue Total Transactions (1) Based on Jan 2019 – Dec 2020 total marketing and promotion spend for Redbox On Demand

– 35 – 100+ Channels and Growing 2K+ AVOD Titles and Growing 960% Annual Growth in Ad - Supported Hours YoY as of June’21 9MM+ Unique Devices in Last 12 Mos. 21% Compound Monthly Growth Rate of Ad - Supported Hours (1) 1MM+ MAU AVOD and FLTV Growing Rapidly Note: All user and hours numbers are from Redbox - owned and operated FLTV and AVOD only (1) March 2020 to June 2021

– 36 – Redbox as a Programmer of Redbox Channels Redbox Channels on FLTV 3 Syndicated Channel 1

– 37 – ▪ Partner with SVOD players battling over customer acquisition and churn reduction ▪ Redbox to sell subscriptions for 3rd party SVOD channels for subscription revenue share ▪ Simplifies consumer experience with billing and playback in a single app ▪ Customer acquisition and retention through Redbox loyalty and promotions Market Test +62K Bundles Purchased SVOD Channels Platform Drives Further Digital Growth Note: The display of these trademarks, service marks and trade names is for illustrative purposes only. Redbox does not currently have agreements in place with these companies but intends to pursue them (1) SOURCE : “How streaming video services can tackle subscriber churn” by Deloitte Customer Acquisition Cost Redbox SVOD Services $8.16 Up to $200 (1) VS.

– 38 – Digital Transformation is Building on a Strong Foundation 6Bn+ Lifetime Rents 40MM Annual Customers 46MM E - mail Subscribers 2.5x Digital Growth in 2020 $44Bn TAM AVOD & SVOD (2021) Established brand and market leader in home entertainment Large and highly differentiated customer base Huge marketing reach and scaled loyalty program Rapid digital transformation proven by business trends Digital plays in both massive and fast - growing AVOD and SVOD 1 2 3 4 5

– 39 – DIGITAL WALK - THROUGH VIDEO Digital Product Walk - Through

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

- REDBOX OVERVIEW
- REDBOX CUSTOMERS & MARKETING POWER
- DIGITAL STRATEGY
- REDBOX ENTERTAINMENT
- REDBOX SERVICE BUSINESS
- FINANCIAL HIGHLIGHTS
- TRANSACTION OVERVIEW
- APPENDIX

– 41 – Redbox Entertainment Provides Original Content and Margin Redbox Entertainment’s mandate to acquire and widely distribute films in a multi - platform effort and utilize its incredible reach to capture over 40 million unique customers on our own platform alone • Deep Customer Data • Built in Distribution • Independent Distributor • Multi - Window Content Exploitation • Talent Friendly Key Advantages:

– 42 – Redbox Entertainment creates a distinct competitive advantage and incremental margin 21 Titles Released to Date 26 More Titles Committed 36 + Targeted Releases per Year Momentum for Redbox Entertainment Titles is Building

– 43 – Wide Release Strategy Enhances Value to All Parties Physical Rental Premium Pay/ SVOD Redbox Entertainment titles create a library asset to support Redbox programming efforts Transactional AVOD

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

- REDBOX OVERVIEW
- REDBOX CUSTOMERS & MARKETING POWER
- DIGITAL STRATEGY
- REDBOX ENTERTAINMENT
- **REDBOX SERVICE BUSINESS**
- FINANCIAL HIGHLIGHTS
- TRANSACTION OVERVIEW
- APPENDIX

– 45 – Redbox Services Business Diversifies Legacy Revenue REDBOX SERVICE BUSINESS Pre - Installation Services Kiosk Logistics Site Service Training Parts/Product Logistics 0% 25% 50% 75% 100% 2018 2019 2020 YoY Service Revenue Growth Since 2017, Redbox has leveraged our best - in - class operations to provide service to other kiosk businesses Service Revenue Included in Legacy Segment Results

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

REDBOX OVERVIEW

REDBOX CUSTOMERS & MARKETING POWER

DIGITAL STRATEGY

REDBOX ENTERTAINMENT

REDBOX SERVICE BUSINESS

FINANCIAL HIGHLIGHTS

TRANSACTION OVERVIEW

APPENDIX

– 47 – Industry Trends ▪ Theaters closed in March 2020 and did not fully reopen until recently ▪ Strong box office results in recent weeks are a positive sign that the COVID - 19 impact on the industry is lessening as theaters return to full capacity ▪ Global markets are still in the process of re - opening and large titles that depend on a global audience may continue to shift ▪ With the return of theatrical exhibition at more normal levels, expect 140 - 150 releases in 2022 DOMESTIC BOX OFFICE BUILDING ▪ Many content providers have created direct to consumer offerings and will need to show continued subscriber growth in the coming years ▪ Continued cord cutting, increased adoption and more alternatives for consumers driving rapid growth in AVOD market SVOD/AVOD

– 48 – Consolidated Revenue Projected to Reach $1.1Bn by 2023 Legacy Digital SVOD / Premium Channels Ad - Supported (AVOD & FLTV) $728 MM $384 MM Physical Kiosk Business Redbox Service Business + + + + Consolidated 2023E Revenue $1.1Bn + Media Network

– 49 – Key Areas of Investment Expansion of Ad Supported Video through Growing Content Library Launch and Scale SVOD Channels Business Drive Product Awareness and Adoption through Increased Marketing Grow Exclusive Content Library Asset through Redbox Entertainment 1 2 3 4

– 50 – Consolidated Revenues Projected to Grow at 27% CAGR Digital transformation builds on top of our established legacy business driving long term revenue growth Notes: 2021E updated as of June 2021. Legacy Revenue includes revenue from physical rentals, sales of previously rented mo vie s, Redbox Entertainment and revenue generated from the service of other kiosks. Digital Revenue includes transactional, ad - supported, premium channels and media sales. Financial projections prepared post - COVID - 19 pa ndemic. Certain figures may not sum due to rounding. Timing of investments will impact benefit realized within years. 2019A excludes discontinued Games business (1) 2020A and 2021E experienced >50% reduction in theatrical releases compared to 2019A COVID Impacted (1) ($ in millions) Consolidated Net Revenue Theatrical Title Count 140 68 63 140 - 150 140 - 150

– 51 – • R eturn to normal theatrical release schedule releasing 140 – 150 titles • Decayed productivity on a per title basis in 2022 (relative to 2019 levels) • Expect a mid single digit decline on a go forward basis • Grow to 36 releases a year • Downstream window monetization (SVOD/Pay 1) begins 3+ months post - release • Low single - digit YoY revenue growth through expansion with current partners and selectively adding new partners • Physical disc rental revenue at the kiosk • Revenue from discs sold at the kiosk • R evenue generated from acquired content through Redbox platforms as well as revenue from downstream window sales to other platforms • Revenue generated through merchandising and servicing 3 rd party kiosk networks Physical Kiosk Business Redbox Service Business Original and Exclusive Content Revenue Model ‘21 - ’22 Growth Driver Legacy Revenue and Growth Drivers

– 52 – • R eturn to a normalized digital window release schedule • All studios move to higher unified pricing structure • Attract and retain customers through significant increase in investment in content library and marketing • Grow Avg. MAU by 3x – 4x • Launch early 2022 • Sign up and retention driven by Redbox Perks and free movie nights at the kiosk • Monetization of ad impressions across email, app, web, and kiosk • Includes direct ad sales as well as programmatic Transactional On Demand • Revenue from digital paid rentals and electronic sell through across premium video on demand, new release and catalog • Advertising and Sponsorship revenue from both free linear (FLTV) and ad - supported on demand (AVOD) services • Gross subscription revenue with revenue share back to channel partner SVOD / Premium Channels Media Network Ad - Supported (AVOD & FLTV) Digital Revenue and Growth Drivers Revenue Model ‘21 - ’22 Growth Driver • Expansion of DOOH inventory through install of 4000 kiosk video screens • Expand direct ad sales

– 53 – +24% Lift in Weekly Rentals 02/09/21 Release Week +19% Lift in Weekly Rentals 03/02/21 Release Week +14% Lift in Weekly Rentals 03/29/21 Release Week Strong Content Drives Kiosk Rents Weekly kiosk rentals increase when there are strong new releases As release consistency improves, it will build back the content library which will improve rental velocity

– 54 – Note: Chart data based on Q4’18 - Q1’21 titles releasing at Redbox and corresponding full life kiosk rental performance across 52 weeks REDBOX PHYSICAL RENTALS VERSUS BOX OFFICE REVENUE Rental Performance Driven by Box Office… Redbox achieves its most favorable economics from middle range box office titles in the "sweet spot" Titles that generate box office revenues in the "sweet spot" of $25MM to $100MM over - perform at Redbox kiosks as measured by rents per box office dollar Rentals (Figures millions) Box Office Revenue ($ in millions)

– 55 – When indexed to total average lifetime rentals per title, Action and Family titles over - perform while Drama, Horror and Other typically under - perform Consistency in box office releases as well as action and family titles will be key to driving customers to the box (1) Pre - COVID; Based on 2019 releases … as Well as Genre FULL LIFE PHYSICAL RENTAL PERFORMANCE (1) PER TITLE BY GENRE 45% 4% (32)% 28% (21)% (25)% -40% -20% 0% 20% 40% 60% Action Comedy Drama Family Horror Other

– 56 – REDBOX PROJECTED MARKET SHARE OF CONSOLIDATED DIGITAL TAM (1) $30Bn $38Bn $44Bn $48Bn $52Bn $55Bn (figures in $MM) Redbox = 0.03% Redbox = 0.05% Redbox = 0.09% Redbox = 0.13% Redbox = 0.37% Redbox = 0.70% In order to achieve annual digital revenue targets, Redbox market share capture requires <1.0% of total TAM (1) • Redbox has a proven track - record of growing market share in a crowded digital landscape • TVOD business has grown from 0.4% to 1.4% of VOD market in its first 3 years (2018 - 2020) (1) Consolidated Digital TAM includes US - Based VOD, EST, Subscription and Digital Video Ad Revenues per SNL Kagan Nov 2020 (Video Ad Revenue Oct 2020) Case Study: TVOD Market Share Growth Digital Projections Reflect Achievable Market Share REDBOX MARKET SHARE OF VOD TAM

– 57 – Consolidated Adjusted EBITDA and FCF Projections ($ in millions) Notes: 2021E updated as of June 2021 Financial projections prepared post - COVID - 19 pandemic. Certain figures may not sum due to rounding. Timing of investments will impact benefit realized within years 2019A excludes discontinued Games business. Financial projections exclude public company expenses (1) Free Cash Flow is defined as Adjusted EBITDA less total capital expenditures ($ in millions) Adjusted EBITDA Free Cash Flow (1)

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

- REDBOX OVERVIEW
- REDBOX CUSTOMERS & MARKETING POWER
- DIGITAL STRATEGY
- REDBOX ENTERTAINMENT
- REDBOX SERVICE BUSINESS
- FINANCIAL HIGHLIGHTS
- **TRANSACTION OVERVIEW**
- APPENDIX

– 59 – Redbox Meets All of the Criteria of an Ideal Target for SGAM Criteria Key Consideration The Company generated $114 million of Adjusted EBITDA (21% margins) in 2020, with a lack of content and lockdowns stemming from the COVID - 19 pandemic, and expects to grow its Adjusted EBITDA at a compound annual growth rate of 28% through 2023 Proven success metrics for Redbox digital and Redbox owned content business meets public equity partnership to accelerate growth The Redbox model enjoys significant barriers to entry and is well positioned to convert its powerful and loyal customer base into its digital offering Redbox, on average, converts 80%+ of its Adjusted EBITDA directly into free cash flow, which is expected to grow 34% annually through 2023 Current management has extensive industry and operational expertise and leverages a diverse and sophisticated team Redbox digital platform provides multiple opportunities to consolidate platform content, both horizontally and vertically Access to public equity capital markets will help Redbox more effectively reach its operational goals as well as drive shareholder value COVID had a larger impact on Redbox’s legacy business from shelter in place orders and exhibition closures impacting the release of new movies. Markets are reopening and new theatrical movies are now being released The AVOD and SVOD markets are expected to be a $44 billion market opportunity in 2021 alone and continue to grow in the years to come Financia l Health Transformational Circumstance Leading Industry Position Free Cash Flow Strong and Diverse Management Potential for Acquisitions Benefit from Public Company Extenuating Circumstances Favorable Industry Outlook

– 60 – Public Peer Overview Digital Platform Peers Legacy Platform Peers ▪ Omni - channel content providers via digital platforms ▪ Strong revenue growth comprised of s ustainable, recurring subscriptions or ad - supported video ▪ Attractive growth profile via first - mover advantage into digital content ▪ Established brands with broad reach but losing share ▪ Mature business with limited revenue growth ▪ Generate meaningful free cash flow Redbox holds an attractive market position pairing established and profitable legacy kiosk business with expansion into high - growth digital initiatives

– 61 – EV / 2022E Revenue Source: CapitalIQ as of 7/09/2021 Note: Redbox represents Adjusted EBITDA Median: 2.8x Median: 9.1x Valuation Benchmarking Median: 4.7x Median: 29.7x NA NM NA Digital Platform Peers Legacy Platform Peers EV / 2022E EBITDA 0.8x 14.8x 7.2x 4.9x 4.5x 4.3x 3.7x 4.4x 4.3x 3.0x 3.0x 2.6x 2.4x 1.8x 1.5x 3.6x 133.4x 29.7x 17.5x 22.2x 15.0x 10.7x 9.6x 8.6x 8.2x 8.1x 7.7x

– 62 – Median: 5% Median: 51% Source: CapitalIQ as of 7/09/2021 Operational Benchmarking Median: 35% Median: 41% NA Digital Platform Peers Legacy Platform Peers 2021E – 2022E Revenue Growth LTM Gross Margins 96% 74% 64% 37% 32% 19% 15% 26% 22% 6% 5% 5% 3% 2% 0% 60% 65% 49% 41% 26% 23% 68% 64% 60% 53% 49% 44% 41% 31%

– 63 – Thank You Please use the “Raise Hand” functionality in Zoom to ask a question

THE CROODS A NEW AGE
the little things
SAS: RED NOTICE
GREENLAND
TOM HANKS
NEWS OF THE WORLD
PROMISING YOUNG WOMAN
WONDER WOMAN 1984
Trolls WORLD TOUR
redbox.
BARB & STAR go to vista del mar
NOMADLAND
SHADOW IN THE CLOUD
THE WAR WITH GRANDPA
TENET
SCOOB!
THE NEW MUTANTS

CONTENTS

- REDBOX OVERVIEW
- REDBOX CUSTOMERS & MARKETING POWER
- DIGITAL STRATEGY
- REDBOX ENTERTAINMENT
- REDBOX SERVICE BUSINESS
- FINANCIAL HIGHLIGHTS
- TRANSACTION OVERVIEW
- APPENDIX

– 65 – Extraordinary Management Team Driving Innovation Jason Kwong Strategy Mike Feldner CMO Galen Smith CEO Stephen Lavin CTO Lori Flynn Content Mike Chamberlain COO Sam Banayan General Counsel Kavita Suthar CFO

– 66 – Sources Uses Illustrative Pro Forma Valuation Illustrative Pro Forma Ownership (1) ($ in millions) 58.8% 25.8% 6.4% 9.0% Existing Redbox Shareholders SPAC Public Investors SPAC Sponsor Shares PIPE Investors (2) (3) Existing Redbox Shareholders Equity Rollover $328 55.3% Sponsor Promote (3) 36 6.1% SPAC Cash in Trust (2) 145 24.5% Cash at Closing 34 5.7% PIPE Proceeds 50 8.4% Total Sources $593 100.0% Existing Redbox Shareholders Equity Rollover $328 55.3% Sponsor Promote (3) 36 6.1% Cash to Balance Sheet 109 18.4% Debt Paydown 100 16.9% Estimated Transaction Costs 20 3.4% Total Uses $593 100.0% Illustrative Share Price $10.00 Pro Forma Shares Outstanding (1) 55.7 Implied Equity Value $557 Plus: Pre - Transaction Debt 344 Less: Debt Paydown (100) Less: Pro Forma Cash to Balance Sheet (109) Implied Pro Forma Enterprise Value $693 Implied Pro Forma EV / ’22E Revenue 0.8x Implied Pro Forma EV / ’22E Adj. EBITDA 3.6x Transaction Summary ($ in millions except share price) (1) Excludes dilutive impact of 16.8mm warrants from SGAM’s public offering. All warrants have a strike price of $11.50 per share (2) Assumes estimated cash held in trust at closing and no redemption of SGAM public shares (3) SPAC Sponsor Shares include 3.6mm SGAM Founder Shares

– 67 – Summary Capitalization Leverage Analysis Pre - Transaction (1) Pro Forma (2) ($ in millions) Total Debt $344 $244 Total Cash (34) (109) Net Debt $310 $135 Capitalization and Leverage Pre - Transaction Pro Forma Net Debt expected to decline by ~74% from 2.7x to 0.7x as result of the transaction (1) Pre - Transaction multiples calculated using 2020A Adjusted EBITDA of ~$114 million (2) Pro Forma multiples calculated using 2022E Adjusted EBITDA of ~$193 million 3.0x 1.3x (0.3x) (0.6x) 2.7x 0.7x Cash Debt

Lack of Content Impacts Q2 2020 to Q2 2021 Results

COVID's major impact on the Hollywood ecosystem resulted in substantially fewer theatrical titles in FY 2020 relative to FY 2018 and FY 2019 which continues to impact 2021

- 2020 title count of was materially lower than we typically see (>50%); in 2019 we released 140 titles and in 2018 we released 160 titles
- Although 2021 titles build throughout the year, studios continue to change the slate
  - Studios have delayed the timing of releases and sold titles to SVOD services resulting in 13 fewer titles in H2 2021 than previously expected
  - Seven of those titles are now expected to release in 2022 with the other six not to be released theatrically due to being sold to an SVOD service
  - Further, to allow for more theaters to open to full capacity worldwide, a number of the titles in 2021 have been delayed to later in the year
    - Timing of release is a large factor of rental volume in the year; as titles are released later in the year, the financial impact shifts back

Quarterly Theatrical Title Count


39
37
7
36
26
11
33
No theatrical releases due to COVID closures
14
32
5
31
Q1
Q2
Q3
Q4
2019
2020
2021

Note: Slate as of 6/24/2021. Theatrical titles are defined as titles earning $5MM or more in box office dollars. Changes to theatrical title counts for Q1/Q2 2021 were definitional for titles that did or did not trip $5MM at the box office

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– 69 – Notes: 2021E updated as of June 2021. Financial projections prepared post - COVID - 19 pandemic. Timing of investments will impact benefit realized within years. Net income excludes public company costs Free Cash Flow is defined as Adjusted EBITDA less total capital expenditures Summary Financials 2019 - 2023

– 70 – Non - GAAP Reconciliations Notes: 2021E updated as of June 2021. Net income excludes public company costs. 2019A excludes discontinued Games business. Projections use Redbox management estimates. With respect to projections, see "Use of Projections" under "Disclaimer“ Redbox Non - GAAP Reconciliation $ in MM 2019A 2020A 2021E 2022E 2023E Net Income / (Loss) (26)$ (90)$ (144)$ 23$ 107$ Depreciation and other 67 65 65 25 13 Amortization of goodwill and other intangible assets 93 93 93 93 68 Interest and other expense, net 42 33 40 19 7 Income tax expense / (benefit) (7) (26) 1 26 39 Non-core and non-recurring expenses 21 39 16 7 3 Discontinued Operations - Games 6 - - - - Adjusted EBITDA 196$ 114$ 71$ 193$ 237$

Risk Factors

- Redbox faces competitive pressures from many other sources, including those using other distribution channels, having more experience, larger or more appealing inventory, better financing, and better relationships with those in the physical and streaming movie and television industries.
- The home video distribution market is rapidly evolving as newer technologies and distribution channels compete for market share, and we have experienced a secular decline in the physical rental market.
- Decreased quantity and quality of movie content availability for physical and digital distribution due to changes in quantity of new releases by studios, movie content failing to appeal to consumers' tastes, increased focus on digital sales and rentals, and other general industry-related factors, including financial disruptions, and labor conflicts may impact our revenue.
- The termination, non-renewal or renegotiation on materially adverse terms of our contracts or relationships with one or more of our significant retailers or studios could seriously harm our business, financial condition and results of operations.
- Our inability to obtain licenses to digital movie or television content for home entertainment viewing could adversely affect our business.
- We rely upon a number of partners to make our digital service available on their devices. Their performance may, including any outages, could negatively impact our results.
- We face risks, such as unforeseen costs and potential liability in connection with content we acquire, produce, license and/or distribute through our service.
- If the technology we use in operating our business fails, is unavailable, or does not operate to expectations, our business and results of operation could be adversely impacted.
- Demand for our products and services may be sensitive to pricing changes.
- As our business expands to provide new products and services, and as we continue our efforts to enhance the Redbox customer experience, we are increasing the amount of consumer data that we collect, transfer, retain and use as part of our business. These activities are subject to laws and regulations, as well as industry standards, in the jurisdictions in which our products and services are or may be made available.
- Our future operating results will depend significantly on our ability to continue to drive new and repeat use of our Redbox kiosks, continued development of digital offerings, our ability to develop and commercialize new products and services, such as third-party kiosk servicing line of business, and the costs incurred to do so.
- Failure to adequately comply with privacy notices, information security policies, standards or legal requirements or to adequately safeguard against breaches of such policies, standards or requirements could adversely affect our operations and could damage our business, reputation, financial position and results of operations.
- Any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks, could result in a loss or degradation of service, unauthorized disclosure of data, including member and corporate information, or theft of intellectual property, including digital content assets, which could adversely impact our business.
- The application of existing laws and regulations, changes in laws or enactment of new laws and regulations, that apply, or may in the future apply, to our current or future products or services, changes in governmental authorities' interpretation of the application of various government regulations to our business, or the failure or inability to gain and retain required permits and approvals could materially and adversely affect our business.
- Events outside of our control, including the economic environment, or business interruption created by natural disasters or global pandemics, have negatively affected, and could continue to negatively affect, consumers' use of our products and services.
- The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.
- Our ability to obtain additional funding in the future, if and as needed, through equity issuances or loans, or otherwise meet our current obligations to third parties, could be adversely affected if the economic environment continues to be difficult.
- We have debt outstanding and may incur additional debt in the future, which may adversely affect our financial condition and future financial results.
- If we are unable to meet our debt obligations, we could be forced to restructure or refinance such obligations, seek additional equity financing or sell assets, which we may not be able to do on satisfactory terms or at all.

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redbox.

– 72 – ▪ ARPU – Average Revenue per User ▪ AVOD – Advertising Video On Demand ▪ CPA – Cost Per Acquisition ▪ CRM – Customer Relationship Management ▪ EST – Electronic Sell Through ▪ FLTV – Free Live TV ▪ LOB – Line of Business ▪ LTD – Life - to - Date ▪ MAU – Monthly Active Users ▪ MVPD – Multichannel Video Programming Distributor ▪ vMVPD – Virtual Multichannel Video Programming Distributor ▪ PIPE – Private Investment in Public Equity ▪ PRM – Previously Rented Movie ▪ PVOD – Premium Video on Demand ▪ SVOD – Subscription Video on Demand ▪ TAM – Total Addressable Market ▪ TVOD – Transactional Video On Demand ▪ VOD – Video on Demand Acronym Definitions